Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-221047) pertaining to the Amended and Restated 2010 Stock Incentive Plan and the 2017 Employee Stock Purchase Plan of OptiNose, Inc.
(2)Registration Statement (Form S-8 No. 333-223617) pertaining to the Amended and Restated 2010 Stock Incentive Plan and the 2017 Employee Stock Purchase Plan of OptiNose, Inc.
(3)Registration Statement (Form S-8 No. 333-230083) pertaining to the Amended and Restated 2010 Stock Incentive Plan and the 2017 Employee Stock Purchase Plan of OptiNose, Inc.
(4)Registration Statement (Form S-3 No. 333-228122) of OptiNose, Inc.

of our report dated March 5, 2020, with respect to the consolidated financial statements of OptiNose, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

                 /s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 5, 2020